Exhibit 23.1

Deloitte & Touche, LLP 30 Rockefeller Plaza New York, NY 10112 USA Tel.: +1 212 486-1200 www.deloitte.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 28, 2023, relating to the financial statements of Endeavor Group Holdings, Inc. and the effectiveness of Endeavor Group Holdings, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Endeavor Group Holdings, Inc. for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

New York, NY

June 16, 2023